UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2014 (January 28, 2014)

International Paper Company

(Exact name of registrant as specified in its charter)

Commission File Number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2014, International Paper Company (“IP”) announced that it had entered into (i) an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 28, 2014, with xpedx Holding Company, a Delaware corporation and a direct, wholly-owned subsidiary of IP (“Spinco”), xpedx Intermediate, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of IP (“xpedx Intermediate”), xpedx, LLC, a New York limited liability company and a direct, wholly-owned subsidiary of IP (“xpedx”), UWW Holdings, LLC, a Delaware limited liability company (the “UWWH Stockholder”), UWW Holdings, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the UWWH Stockholder (“UWWH”), and Unisource Worldwide, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of UWWH (“Unisource”), and (ii) a Contribution and Distribution Agreement (the “Distribution Agreement”), dated as of January 28, 2014, with Spinco, UWWH and the UWWH Stockholder.

The following descriptions of the Merger Agreement and the Distribution Agreement, and the transactions contemplated thereby, are included to provide you with information regarding their terms. They do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Merger Agreement

The Merger Agreement provides that UWWH will be merged with and into Spinco (the “Merger”) with Spinco as the surviving corporation and xpedx Intermediate will be merged with and into Unisource (the “Subsidiary Merger” and, together with the Merger, the “Mergers”) with Unisource as the surviving corporation. As a result of the Mergers, Unisource will become a direct wholly-owned subsidiary of Spinco. The Mergers will occur immediately following the pro rata distribution to IP stockholders of all of the shares of common stock of Spinco owned by IP (the “Distribution”). At the effective time of the Mergers, each outstanding share of UWWH common stock will be converted into the right to receive Spinco common shares equal to the aggregate number of shares of Spinco common stock issued and outstanding immediately prior to the Merger divided by 0.51, multiplied by 0.49 and divided by the aggregate number of shares of UWWH common stock outstanding immediately prior to the Merger. Upon consummation of the Merger, on a fully-diluted basis IP stockholders will own approximately 51% of the outstanding common shares of Spinco and the UWWH Stockholder will own approximately 49%.

The consummation of the Mergers is subject to certain customary conditions, including, among others: (i) approval of the Merger by the UWWH Stockholder, as sole stockholder of UWWH, and UWWH, as sole stockholder of Unisource; (ii) approval of the Merger by IP, as the sole stockholder of Spinco and xpedx Intermediate; (iii) the effectiveness of the registration statement to be filed with the Securities and Exchange Commission and the approval for listing on the New York Stock Exchange of Spinco common shares to be issued in the Merger; (iv) the IP board of directors’ receipt of a solvency opinion with respect to IP and Spinco; (v) receipt of a private letter ruling from the Internal Revenue Service; (vi) subject to certain exceptions, the accuracy of representations and warranties; and (vii) receipt of customary tax opinions.

The Merger Agreement contains customary representations, warranties and covenants, including covenants providing for (i) in the case of IP, not to solicit employees and customers and not to compete with certain aspects of the xpedx business; and (ii) in the case of all the parties to the Merger Agreement, use reasonable best efforts to take all action necessary to obtain approval of the transactions.

The Merger Agreement contains certain termination rights for both IP and UWWH and further provides that, upon termination of the Merger Agreement under specified circumstances, certain termination fees may be payable:

•	If IP terminates the Merger Agreement because there has been a material breach by UWWH of any of its representations, warranties, covenants or agreements or certain representations and warranties have become untrue in any material respect and such breach or condition has not been cured within 30 business days following receipt by UWWH of notice and a proposal for a transaction that would result in the acquisition by a third party of assets of UWWH constituting at least 15% of UWWH’s consolidated assets or consolidated revenues was publicly announced prior to such termination and within 15 months of such termination, UWWH enters into a definitive agreement to consummate or consummates a transaction pursuant to such proposal, then UWWH must pay IP a $6 million termination fee.

•	If UWWH terminates the Merger Agreement because there has been a material breach by IP of any of its representations, warranties, covenants or agreements or certain representations and warranties have become untrue in any material respect and such breach or condition has not been cured within 30 business days following receipt by IP of notice and a proposal for a transaction that would result in the acquisition by a third party of assets of Spinco constituting at least 15% of Spinco’s consolidated assets or consolidated revenues was publicly announced prior to such termination and within 15 months of such termination, IP enters into a definitive agreement to consummate or consummates a transaction pursuant to such proposal, then IP must pay UWWH a $6 million termination fee.

In connection with the transactions, certain additional agreements have been or will be entered into, including, among others:

•	a Tax Receivable Agreement, pursuant to which the UWWH Stockholder will be entitled to payments from Spinco in an amount equal to 85% of the aggregate reduction in cash tax liability of Spinco resulting from the utilization of net operating losses generated by UWWH and its subsidiaries prior to the Merger;

•	a Registration Rights Agreement, pursuant to which the UWWH Stockholder will have specified demand and piggyback registration rights.

•	a Transition Services Agreement, pursuant to which IP will provide certain services to Spinco, and Spinco will provide certain services to IP, on a transitional basis;

•	an Employee Matters Agreement, which will govern IP’s, Spinco’s and UWWH’s obligations with respect to current and former employees of the Spinco Business; and

•	a Tax Matters Agreement, which will govern IP’s, Spinco’s and UWWH’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, tax contests, preservation of tax-free status of the transactions and certain other tax matters;

Distribution Agreement

Pursuant to the Distribution Agreement, and subject to the terms and conditions set forth therein, IP will transfer IP’s business-to-business printing, packaging and facility supplies and equipment distribution business, described in IP’s public filings as the “xpedx” segment, to Spinco (the “Spinco Business”) and will subsequently separate Spinco from IP in a spin-off (the “Contribution”).

In order to effect the Contribution, IP will engage in a series of preliminary restructuring transactions that will result in, subject to certain exceptions, (i) the transfer to Spinco and its subsidiaries of all assets that primarily relate to the Spinco Business and (ii) the transfer to Spinco and its subsidiaries of all liabilities of IP and its Subsidiaries to the extent related to the Spinco Business. On the distribution date, each stockholder holding shares of IP common stock that were outstanding as of the to be specified record date will be entitled to receive, in respect of each such share of IP common stock, shares of Spinco common stock equal to the percentage of the total number of shares of Spinco common stock outstanding as of the time of the Distribution as is equal to a fraction, (a) the numerator of which is the total number of issued and outstanding shares of IP common stock held by such stockholder as of the record date and (b) the denominator of which is the number of total shares of IP common stock issued and outstanding. As described above, IP stockholders will own 51% of the outstanding shares of the combined company upon consummation of the Merger.

The Distribution Agreement governs the rights and obligations of IP, Spinco and UWWH regarding the Distribution. Prior to the Distribution, IP will receive from Spinco in exchange for the contribution to Spinco of the Spinco Business a cash payment in an amount equal to $400 million (the “Special Payment”), which will be funded with a portion of the proceeds of the $1.4 billion of indebtedness to be incurred in connection with the transactions. In addition, in 2020 Spinco will be required to pay to IP an earnout payment of up to $100 million if certain conditions are met.

The Distribution Agreement provides that the Contribution and the Distribution are subject to the satisfaction and waiver of certain conditions, including, among others, (i) consummation of the debt financing transactions contemplated by the Distribution Agreement and payment of the Special Payment and (ii) the conditions in the Merger Agreement being satisfied.

Commitment Letter

On January 28, 2014, Spinco entered into a debt financing commitment letter (the “Commitment Letter”) with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, N.A., SunTrust Bank and SunTrust Robinson Humphrey, Inc. (the “Commitment Parties”).

Pursuant to the Commitment Letter, certain of the Commitment Parties will act as the initial lenders, joint lead arrangers and joint bookrunners with respect to a $1,400 million asset-based revolving credit facility consisting of (i) a $1,250 million revolving facility (the “Tranche A U.S. Facility”) made available to, initially, xpedx and following the Subsidiary Merger, xpedx and Unisource (collectively, the “U.S. Borrowers”), (ii) a first-in, last-out facility (the “Tranche A-1 U.S. Facility”) made available to the U.S. Borrowers in an amount to be agreed, which will reduce the Tranche A U.S. Facility on a dollar-for-dollar basis, (iii) a $150 million revolving facility (the “Tranche A Canadian Facility”) made available to Unisource Canada Inc. (the “Canadian Borrower”) and (iv) a first-in, last-out facility (the “Tranche A-1 Canadian Facility” and, together with the Tranche A U.S. Facility, the Tranche A-1 U.S. Facility and the Tranche A Canadian Facility, the “ABL Facility”) made available to the Canadian Borrower in an amount to be agreed, which will reduce the Tranche A Canadian Facility on a dollar-for-dollar basis, each subject to the terms and conditions set forth in the Commitment Letter. Proceeds from the ABL Facility and cash on hand at Spinco will be used to refinance existing indebtedness, make the Special Payment, pay the fees and expenses related to the transactions and for working capital and other general corporate purposes.

The ABL Facility will include certain representations and warranties, affirmative and negative covenants, events of default, guarantee arrangements and collateral arrangements, as described in the Commitment Letter. The Commitment Parties’ obligations to provide the financing are subject to the satisfaction of specified conditions, including:

•	the consummation of the Contribution substantially concurrently with the initial funding under the ABL Facility in accordance with the terms of the Distribution Agreement and the consummation of the Merger substantially concurrently with the initial funding under the ABL Facility in accordance with the terms of the Merger Agreement, in each case without any waiver or amendment thereof, or consent thereunder, that is materially adverse to the lenders without the consent of the Commitment Parties;

•	the accuracy of certain representations, as described in the Commitment Letter;

•	no material adverse effect on the financial condition or results of operations of the Spinco Business or UWWH or on the ability of IP, certain entities engaged in the Spinco Business or UWWH to consummate the transactions;

•	the delivery of a borrowing base certificate and certain marketing materials, as described in the Commitment Letter;

•	the execution and delivery of definitive loan documentation for the ABL Facility, including receipt of documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules; and

•	the payment of fees and expenses in connection with the ABL Facility.

The documentation governing the ABL Facility has not been finalized, and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter. The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Commitment Letter, which is attached hereto as Exhibit 2.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 28, 2014, by and among International Paper Company, xpedx Holding Company, xpedx Intermediate, LLC, xpedx, LLC, UWW Holdings, LLC, UWW Holdings, Inc. and Unisource Worldwide, Inc.

Exhibit 2.2	Contribution and Distribution Agreement, dated as of January 28, 2014, among International Paper Company, xpedx Holding Company, UWW Holdings, Inc. and solely for purposes of Article VI and Article X, UWW Holdings, LLC.

Exhibit 2.3	Commitment Letter, dated January 28, 2014, by and among xpedx Holding Company, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, N.A., SunTrust Bank and SunTrust Robinson Humphrey, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

By:	/s/ Sharon R. Ryan
Name:	Sharon R. Ryan
Title:	Senior Vice President, General
Counsel and Corporate Secretary

Date: February 3, 2014

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 28, 2014, by and among International Paper Company, xpedx Holding Company, xpedx Intermediate, LLC, xpedx, LLC, UWW Holdings, LLC, UWW Holdings, Inc. and Unisource Worldwide, Inc.

Exhibit 2.2	Contribution and Distribution Agreement, dated as of January 28, 2014, among International Paper Company, xpedx Holding Company, UWW Holdings, Inc. and solely for purposes of Article VI and Article X, UWW Holdings, LLC.

Exhibit 2.3	Commitment Letter, dated January 28, 2014, by and among xpedx Holding Company, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, N.A., SunTrust Bank and SunTrust Robinson Humphrey, Inc.